                                                                    EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 10, 1999 relating to the financial statements and financial statement schedule, which appear in the Per-Se Technologies, Inc. (formerly Medaphis Corporation) Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Atlanta, Georgia
September 24, 1999